 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2017

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

1430 U.S. Highway 206, Suite 200, Bedminster, NJ	07921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On September 1, 2017, we entered into a warrant exchange agreement whereby we agreed to exchange with an investor (the “Investor”) Series A warrants issued to the investor in our May 2017 public offering of common stock and warrants. The warrants provide for the purchase of up to an aggregate of 2,850,000 shares of our common stock at an exercise price of $0.75, with an expiration date of September 10, 2018. We issued 712,500 shares of common stock to the Investor in exchange for the warrants to purchase up to an aggregate of 2,850,000 shares of common stock. The closing of the warrant exchange is anticipated to take place on September 5, 2017, subject to customary closing conditions.

Pursuant to the terms of the agreement, in the event that, within 30 calendar days of the closing date, we exchange any Series A warrants issued in our May 2017 public offering for shares of common stock with another person or entity at an exchange rate greater than 25%, and at the time of such other exchange the closing stock price of the common stock is $0.51 or less, then the Company will issue to the Investor additional shares of common stock to reflect the difference between the 25% exchange rate and such greater exchange rate in an amount sufficient to make the Investor whole.

The description of the agreement is qualified in its entirety by reference to the full and complete terms of the agreement, a copy of which will be filed as an exhibit to the Form 10-Q for the quarter ending September 30, 2017.

Item 3.02. Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report is incorporated herein by reference. The exchange of the warrants for the shares of common stock was exempt from registration under Section 3(a)(9) of the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: September 5, 2017	By:	/s/ Robert W. Cook
Name: Robert W. Cook
Title: Chief Financial Officer

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